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                         LEASE AGREEMENT

                             between

       MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA,
                         Owner Trustee,
                             Lessor,

                               and

                       GOTTSCHALKS, INC.,
                             Lessee


                  Dated as of December 1, 1988

                  ____________________________


      Retail Stores in Stockton and Bakersfield, California and Distribution Facility in Madera, California





_________________________________________________________________
_________________________________________________________________
     TABLE OF CONTENTS

                         LEASE AGREEMENT

          LEASE AGREEMENT dated as of December 1, 1988, between MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, a California corporation, not in its individual capacity but solely as Owner Trustee, as Lessor (the "Lessor"), and GOTTSCHALKS, INC., a Delaware corporation, as Lessee (the "Lessee").


          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                            ARTICLE I

                           DEFINITIONS

          Unless the context requires otherwise, capitalized terms used but not defined herein are used as defined in Appendix A to the Participation Agreement dated as of the date hereof among the Lessor, the Lessee and General Foods Credit Investors No. 2 Corporation, as Owner Participant. References to articles and sections are to articles and sections in this Lease unless otherwise indicated.


                           ARTICLE II
             LEASE OF FACILITIES; SUBLEASE OF SITES

          In reliance upon the truth and accuracy of the representations and warranties set forth in the Participation
Agreement and subject to the terms and conditions set forth therein and in this Lease:

          (a) on the First Closing Date, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Bakersfield Facility, and Lessor agrees to sublease to Lessee, and Lessee agrees to sublease from Lessor, the Bakersfield Site, in each case for the Interim Term and the Basic Term and, subject to the exercise by Lessee of its renewal option or options as provided in Article IV, for the Renewal Term or Terms;

          (b) on the Second Closing Date, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Stockton Facility, and Lessor agrees to sublease to Lessee, and Lessee agrees to sublease from Lessor, the Stockton Site, in each case for the Interim Term and the Basic Term and, subject to the exercise by Lessee of its renewal option or options as provided in Article IV, for the Renewal Term or Terms; and

          (c) on the Third Closing Date, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Madera Facility for the Basic Term and, subject to the exercise by Lessee of its renewal option or options as provided in Article IV, for the Renewal Term or Terms.

          The execution and delivery by Lessor and Lessee of the Stockton Lease Supplement will evidence and establish that the Stockton Facility and the Stockton Site have been leased and subleased, respectively, by Lessor to Lessee hereunder. The execution and delivery by Lessor and Lessee of the Madera Lease Supplement will evidence and establish that the Madera Facility and the Madera Site have been leased and subleased, respectively, by Lessor to Lessee hereunder.


                           ARTICLE III

                              RENT

          SECTION 3.01. Basic Rent. Lessee shall pay to Lessor rent during the Basic Term in semiannual installments on each Rent Payment Date during the Basic Term, each such installment to be equal to the percentages of the total Commitment set forth on
Schedule 1 (the "Basic Rent Factors"). The Basic Rent Factors shall be subject to adjustment pursuant to Section 3.04.

          SECTION 3.02. Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Basic Document, any and all Sup-plemental Rent promptly as the same shall become due and payable. Supplemental Rent shall include, without limitation:

          (i) on the Basic Lease Term Commencement Date and on each anniversary thereof during the Lease Term, rent in advance for the Bakersfield Site and the Madera Site in an amount equal to the Fair Market Rental Value thereof for the next twelve-month period (which rent shall be paid by an offset of amounts due to Ground Lessor under the related Ground Lease for the corresponding period); and

          (ii) on each date on which amounts are due under the Stockton Ground Lease, amounts sufficient to enable Lessor to make such payments, which amounts shall be paid directly by Lessee to the Stockton Ground Lessor.

          SECTION 3.03. Net Lease; No Setoff. This Lease is a net lease and, notwithstanding any other provision of this Lease or any other Basic Document, it is intended that all Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason (except by payment in full and otherwise as provided herein), including, without limitation: (a) any defect in the condition, quality or fitness for use of a Facility or any Part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of a Facility or any Part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Facilities or any Part thereof; (d) any defect in or any Lien on title to a Facility; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor or any other Person, or by any court;
(g) any claim that Lessee has or might have against any Person, including Lessor and Owner Participant; (h) any failure on the part of Lessor or any other Person to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Basic Documents or any provision of any thereof, in each case whether against or by Lessee or otherwise; or (j) any other occurrence whatsoever, whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease cannot be canceled by Lessee and, except as expressly provided herein, Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable hereunder. All payments by Lessee made hereunder shall be final and Lessee shall not, absent manifest error, seek to recover any such payment or any part thereof for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise (except as expressly provided herein), Lessee shall nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in any other Basic Document) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part.

          SECTION 3.04. Rent Adjustments. (a) If (i) there is a Change in Tax Law, (ii) any of the Basic Pricing Assumptions proves to be incorrect, (iii) there is an Alterations Financing,
(iv) an Indemnity Payment becomes due and payable, or (v) Lessor or Owner Participant makes a payment to any Person for the purpose of providing heating, cooling or other climate control equipment with respect to the Bakersfield Facility, then, in each such case, the Commitments, Basic Rent Factors and the Stipulated Loss Value percentages shall be recalculated by the Owner Participant to preserve its Net Economic Return and otherwise in a manner acceptable to Owner Participant and Lessee, using the same methods and assumptions used by Owner Participant to calculate the Basic Rent Factors and Stipulated Loss Value percentages initially or in connection with the most recent such adjustment, as the case may be.

          (b) Any recalculation pursuant to clause (ii) above caused by the Cost of Funds assumption being incorrect with respect to the fundings contemplated to occur on the Second Closing Date and the Third Closing Date shall be made on or prior to such Closing Date. All other recalculations shall be made by Owner Participant as soon as possible after the facts giving rise to such recalculation become known to Owner Participant.

          (c) Any recalculation hereunder of the Basic Rent Factors shall be made in a manner that, in the opinion of Owner Participant, satisfies, and thus eliminates, any true lease or rent reallocation tax risk under the provisions of (i) Revenue Procedure-75-21, 1975-1 C.B. 715 and Revenue Procedure 75-28, 1975-1 C.B. 752 (including, without limitation, the cash flow, profit and uneven rent provisions) and any other applicable statute, Revenue Procedure, Revenue Ruling, Regulation or Information Release relating to the subject matter of Revenue Procedure 75-21 or Revenue Procedure 75-28 and (ii) Section 467 of the Code, including any Treasury Regulations (whether final, temporary or proposed) or other official written Treasury Depart-ment interpretations that are issued or promulgated under, or relate to, Section 467 of the Code.


          SECTION 3.05. Method of Payment. Lessee shall pay each payment of Rent in immediately available funds at or before 1:00 p.m. New York City time on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next preceding Business Day. All Rent shall be paid by the Lessee to the Lessor at its address listed in Schedule I to the Participation Agreement or as the Lessor may otherwise direct.


          SECTION 3.06. Late Payment. If any Rent shall not be paid when due and payable, Lessee shall pay on demand to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the date due and payable to but excluding the date of payment thereof (unless such payment shall be made after 1:00 p.m. New York City time on such date of payment, in which case such date of payment shall be included) at the Overdue Interest Rate. If any Rent shall be paid on the date when due and payable, but after 1:00 New York City time, Lessee shall pay interest as aforesaid for one day.


                           ARTICLE IV

                         RENEWAL OPTIONS

          SECTION 4.01. Renewal Terms. Subject to the conditions and limitations set forth in Section 4.02, Lessee shall have the option to renew this Lease at the end of the Basic Term and at the end of each Renewal Term. Lessee may not renew this Lease with respect to a Facility unless it concurrently renews this Lease with respect to all Facilities then subject to renewal. A Fixed Rate Renewal Term may not follow a Fair Market Renewal Term.

          Lessee shall pay to Lessor Basic Rent during each Fixed
Rate Renewal Term in installments on each Rent Payment Date equal to 80% of the average of all installments of Basic Rent accrued during the Basic Term.

          Lessee shall pay to Lessor Basic Rent during each Fair Market Renewal Term in installments on each Rent Payment Date equal to the Fair Market Rental Value of the Facilities then subject to this Lease, determined by mutual agreement of Lessor and Lessee within 30 days after receipt by Lessor of the Renewal Notice for such Fair Market Renewal Term or, if they shall fail to agree within such 30-day period, by the Appraisal Procedure.

          SECTION 4.02.  Conditions to Renewal.  (a) Lessee's
right to renew this Lease for any Renewal Term shall be subject to the following conditions precedent:

          (i) at least 415 days but not more than two years before the commencement of such Renewal Term, Lessee shall have delivered to Lessor an irrevocable written notice of its election so to renew (the "Renewal Notice" for such Renewal Term); and

         (ii) no Lease Default shall have occurred and be continuing at the time such Renewal Notice is given or at the beginning of such Renewal Term.

      (b) Except as provided in subsections (c) and (d) below, Lessee shall have the right to renew this Lease following the end of the Basic Term for up to three five-year Fixed Rate Renewal Terms, and thereafter to renew this Lease for up to three five-year Fair Market Renewal Terms.

     (c) Notwithstanding subsection (b) above, (i) Renewal Terms for the Stockton Facility shall not extend beyond the term of the Stockton Ground Lease, as the same may be extended, (ii) if, because of the expiration date of the Stockton Ground Lease, a Renewal Term is required to be less than five years, such Renewal Term must be a Fair Market Renewal Term having a term of at least one year, and (iii) if the Stockton Ground Lease is not extended by the end of the initial Fixed Rate Renewal Term, Lessee shall only have the right to renew this Lease with respect to the Stockton Facility for Fair Market Renewal Terms (the first of which shall be scheduled to expire on March 23, 2021).

     (d) Notwithstanding subsection (b) above, (i) Renewal Terms for the Madera Facility shall not extend beyond the economic useful life of the Madera Facility as established by the related Appraisal, (ii) if, because of the end of such economic useful life, a Renewal Term is required to be less than five years, such Renewal Term must be a Fair Market Renewal Term having a term of at least one year, and (iii) any Renewal Term with respect to the Madera Facility that would extend the Lease Term beyond 80% of such economic useful life must be a Fair Market Renewal Term.

          SECTION 4.03. Provisions Applicable During Renewal Terms. All the provisions of this Lease shall be applicable dur-ing the Renewal Terms except for the amount of the installments of Basic Rent (as set forth in Section 4.01) and except that Stipulated Loss Value throughout a Renewal Term shall equal 60% of Facility Cost with respect to the Bakersfield Facility, 35% of Facility Cost with respect to the Madera Facility, and 30% of Facility Cost with respect to the Stockton Facility.

          SECTION 4.04. Failure To Renew. If Lessee shall fail to exercise its option to renew this Lease at the end of the Basic Term or any Renewal Term as herein provided, Lessor, subject to Article V, shall be free to use or operate the Facilities on or after the Lease Termination Date or to sell or lease the Facilities on or after the Lease Termination Date to any other Person on any terms acceptable to Lessor.


                            ARTICLE V

                     RIGHT OF FIRST REFUSAL


          SECTION 5.01. Right of First Refusal. (a) So long as no Lease Default has occurred and is continuing and subject to subsection (b) below, if at any time Lessor determines that it desires to sell any or all of the Facilities at or at any time after the expiration of the Lease Term, Lessor will give to Lessee written notice of such intention and written notice of each bona fide offer to purchase such Facility or Facilities that Lessor receives from third parties. If Lessor intends to accept any such offer, it shall so inform Lessee by written notice, which notice shall detail the terms and price of such offer and irrevocably offer to sell such Facility or Facilities to Lessee on the same terms and at the same price as set forth in such offer or offers. Lessee shall have 55 days after receipt of such notice to notify Lessor whether it intends to purchase such Facility or Facilities upon such terms and at such price. If Lessee does not elect to purchase all such Facilities offered for purchase within such 55-day period, Lessor shall be free to sell such Facility or Facilities to such third party or parties (or to use, operate or lease such Facility or Facilities as it sees fit), but Lessor will not reduce the price or modify the terms of sale in any material respect without in each case providing Lessee notice thereof and a period of at least five Business Days after such notice to elect to purchase the Facility upon such modified terms and at such reduced price. If Lessee notifies Lessor that it intends to purchase such Facility or Facilities, Lessee will be obligated to purchase such Facility or Facilities upon the terms and at the price specified on the Business Day next following the last day of the Lease Term or, if the 30th day following such notification is later than the last day of the Lease Term, such 30th day (provided that if such purchase occurs after the last day of the Lease Term, this Lease shall continue until such time as the Lessee shall have made such payment and, for the period after the last day of the Lease Term through the date of purchase, Lessee shall be obligated to pay the daily equivalent of Basic Rent or, if such failure occurs during or after a Renewal Term, Renewal Rent (computed using the average of the Basic Rent or Renewal Rent hereunder, as the case may be, over the Basic Term or the Renewal Term, as the case may be).

          (b) Notwithstanding anything in this Section to the contrary, Lessor may offer to Transfer any or all of the Facilities to Lessee at any time after the renewal notice periods set forth in Section 4.02 have expired for a price equal to the Fair Market Sales Value thereof at such time as determined by mutual agreement within the 30-day period referred to in the next sentence or, in the absence of such an agreement, by the Appraisal Procedure. Lessor's offer shall be made by written notice to Lessee detailing the terms and price and the time within which such offer must be irrevocably accepted (which shall be at least 55 days). If Lessee does not accept Lessor's offer within such period, Lessee's right of first refusal described in subsection (a) above shall terminate. If Lessee notifies Lessor that it intends to purchase such Facility or Facilities, Lessee will be obligated to purchase such Facility or Facilities upon the terms and at the price specified on the Business Day next following the end of the Lease Term or, if the 30th day following such notification is later than the last day of the Lease Term, such 30th day (provided that if such purchase occurs after the last day of the Lease Term, this Lease shall continue until such time as the Lessee shall have made such payment and, for the period after the last day of the Lease Term through the date of purchase, the Lessee shall be obligated to pay the daily equivalent of Basic Rent or, if such failure occurs during or after a Renewal Term, Renewal Rent (computed using the average of the Basic Rent or Renewal Rent hereunder, as the case may be, over the Basic Term or the Renewal Term, as the case may be).

          SECTION 5.02. Transfer of Facility After Purchase. Upon payment by Lessee to Lessor of the purchase price for a Facility determined pursuant to Section 5.01 and all Rent and all other amounts then due and owing under this Lease, Lessor shall Transfer to Lessee all Lessor's right, title and interest in and to the Facility without recourse or warranty except that the Facility shall be free and clear of Lessor Liens.

          SECTION 5.03. Failure to Purchase Facility. If Lessee shall have exercised its options provided in Section 5.01 and shall fail to purchase and pay for the Facility or Facilities subject to such offer, it shall no longer have any right to purchase such Facility or Facilities pursuant to this Article and Lessor may proceed by appropriate court action to recover damages or obtain other appropriate relief with respect to such failure.


                           ARTICLE VI

                    DISCLAIMER OF WARRANTIES

          LESSEE REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT (A) EACH FACILITY AND EACH PART THEREOF ARE OF THE SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (B) LESSEE IS SATISFIED THAT EACH FACILITY AND EACH PART THEREOF ARE SUITABLE FOR ITS PURPOSES AND ACCEPTS THE SAME AS IS AND WHERE IS WITH ALL FAULTS, AND (C) EACH FACILITY IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAW AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY LESSOR OR OWNER PARTICIPANT EXPRESS OR IMPLIED, AS TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE FACILITY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY (OR ANY PART THEREOF), except that Lessor hereby represents and warrants that each Facility is and shall be free of any Lessor Liens attributable to it. It is agreed that all risks incident to the matters discussed in the preceding sentence as between Owner Participant and Lessor, on the one hand, and Lessee, on the other, are to be borne by Lessee except as expressly provided herein and with respect to Lessor Liens. The provisions of this paragraph have been negotiated and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Facilities that may arise pursuant to any law now or hereafter in effect or otherwise.


                           ARTICLE VII

                       RESTRICTION ON LIENS

          Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to a Facility, title thereto or any interest therein, except Permitted Liens. Lessee, at its own expense, shall promptly take such action as may be necessary duly to discharge or eliminate any Lien not excepted above if the same shall arise at any time. Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any Taxes imposed on Lessee (or any affiliated or related group of which Lessee is a member) or on a Facility or any part thereof under the laws of any jurisdiction that, if unpaid, might result in any Lien prohibited by this Lease.


                           ARTICLE VIII

               OPERATION AND MAINTENANCE; ALTERATIONS,
               MODIFICATIONS AND ADDITIONS

          SECTION 8.01. Operation and Maintenance. Lessee, at its own expense, at all times shall operate, maintain (including maintaining proper heating, cooling and other climate control), service, overhaul, replace, rebuild, repair, and otherwise sustain each Facility in accordance with Prudent Industry Practice, standards consistent with those applicable to other similar facilities owned, operated or leased by Lessee or any Affiliate of Lessee and all Applicable Law (except to the extent
Section 8.09 shall apply) and to the extent required to (a) maintain the Facility in good operating condition and repair, ordinary wear and tear excepted, (b) comply with any requirements or standards imposed by any required insurance policies in effect at any time with respect to the Facility or any part thereof, and
(c) keep in full force and effect any warranties with respect to the Facility or any part thereof. No Facility shall be operated in a way that will materially reduce the condition (ordinary wear and tear excepted) or remaining useful life of the Facility or the related Site. Lessee hereby waives all rights under the provisions of California Civil Code Sections 1941 and 1942 and all rights under any Applicable Law authorizing a tenant to make repairs at the expense of a landlord.

          SECTION 8.02. Replacement of Parts. Except after the occurrence of an Event of Loss, Lessee, at its own expense, shall promptly replace all necessary or useful appliances, parts, instruments, appurtenances, accessories and miscellaneous property of whatever nature (herein collectively referred to as "Parts") that may from time to time be incorporated or installed in or attached to or otherwise part of (collectively, "incorporated in") a Facility (including Parts incorporated in a Facility prior to the First Closing Date) and that may from time to time fail to function in accordance with the Plans and Specifications or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. Lessor hereby authorizes Lessee to order Parts as the agent, and in the name, of Lessor, but at the sole cost and expense of Lessee. In addition, in the ordinary course of maintenance, service, repair or testing, Lessee may remove any Parts, but Lessee shall cause such Parts to be replaced as promptly as practicable. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Lessee shall have the right to install temporary replacement Parts pending completion of permanent repairs or installation of permanent replacement Parts, in which event Lessee shall install temporary replacement Parts meeting the requirements for replacement Parts set forth in this Section or shall cause such temporary Parts to meet such requirements as soon as reasonably possible and in any event no later than the date of expiration or other termination of the Basic Term or the Renewal Term, as the case may be.

          SECTION 8.03. Alterations Required by Law. Lessee, at its own expense (subject to Section 8.12), shall make such Alter-ations to each Facility as may be required from time to time to meet the requirements of Applicable Law as soon as practicable after any such requirements shall arise, except to the extent
Section 8.09 shall apply.

          SECTION 8.04. Optional Alterations. Unless a Lease Default shall have occurred and be continuing, in addition to any Alteration required by Section 8.03, Lessee, at its own expense (subject to Section 8.12), from time to time may make such Alterations to a Facility as Lessee may deem desirable in the proper conduct of its business, so long as such Alterations shall not: (a) result in a "lessee investment" within the meaning of Revenue Procedure 79-48, 1979-2 C.B. 529, as amended or supplemented or superseded from time to time, (b) cause the Facility to become limited use property, as defined in Revenue Procedure 76-30, 1976-2 C.B. 647 as amended, supplemented or superseded from time to time, (c) change the Facility so that it no longer constitutes a retail store or a distribution facility, as the case may be, or (d) change the nature or diminish the operating capacity, performance, cost efficiency, utility, useful life, reliability or value of the Facility below that existing immediately prior to such Alterations and assuming that the Facility were then in the condition required by Section 8.01.
Any Part to be incorporated in a Facility as a result of any Alteration pursuant to this Section must be in addition to, and not in replacement of or substitution for, (i) any Part originally incorporated in the Facility during the construction thereof, (ii) any Part title to which shall have vested in Lessor pursuant to Section 8.05 or (iii) any Part required to be incorporated in the Facility pursuant to the terms of Section
8.02 or 8.03.

          Notwithstanding the above, Lessee shall not make any Alteration or series of related Alterations pursuant to this Section the Cost of which shall exceed $500,000 with respect to each of the Bakersfield and Stockton Facilities and $1,000,000 with respect to the Madera Facility unless such Alteration is approved in writing by Owner Participant, which approval shall not be unreasonably withheld; provided, however, that this requirement will not apply to the Approved Madera Alterations.

          SECTION 8.05. Title to Parts. Title to each Part (including any Alteration) incorporated in a Facility (whether prior to, on or after the First Closing Date) shall without further act vest in Lessor and shall be deemed to constitute a part of the Facility and be subject to this Lease in the following cases:

          (a) such Part shall be in replacement of or in substi-tution for, and not in addition to, any Part originally incorpo-rated in the Facility during the construction thereof or any Part title to which shall have vested in Lessor pursuant to this
Section 8.05;

          (b) such Part shall be required to be incorporated in the Facility pursuant to the terms of Section 8.02 or 8.03;

          (c) such Part cannot be readily removed from the Facility without materially diminishing or impairing the value, utility, remaining useful life or condition that the Facility would have had at such time had such Part not been so incorporated; or

          (d) such Part shall be paid for by Lessor in accordance with Section 8.12.

If (i) no Lease Default shall have occurred and be continuing,
(ii) such Part or Parts are not within the category set forth in subsection (d) above, and (iii) Lessee shall have provided to Lessor (A) a certificate to the effect that such Part or Parts are not within any of the categories set forth in subsection (a),
(b) or (c) above and (B) the written agreement of any Person (other than Lessee) in which title to such Part or Parts shall vest, pursuant to the provisions hereof, to be bound by the provisions of Section 8.07, then title to Parts incorporated in the Facility as a result of Alterations made pursuant to Section
8.04 shall vest in Lessee or in such other Person as shall be entitled thereto, subject to the rights of Lessor provided in
Section 8.07.

          All Parts (other than Parts title to which is vested in Lessee or another Person in accordance with the preceding para-graph) at any time removed from a Facility shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated in such Facility and that meet the requirements for replacement Parts specified in Section 8.02. Immediately upon any replacement Part becoming incorporated in a Facility as provided in Section 8.02, without further act, (a) title to the removed Part shall thereupon vest in such Person as shall be designated by Lessee, free and clear of all rights of Lessor, (b) title to such replacement Part shall thereupon vest in Lessor, and (c) such replacement Part shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as the Parts originally incorporated in the Facility.

          SECTION 8.06. Reports of Alterations. Lessee shall not commence installation of any material Alteration until after Lessor has received notice from Lessee setting forth the date the installation of such Alteration is to commence sufficiently in advance so that Lessor will be able to post and record an appropriate notice of non-responsibility. Lessee shall furnish to Lessor in writing within 90 days following the end of each calendar year and on the Lease Termination Date, a report describing in reasonable detail all material Alterations (or related group of Alterations) and the Cost thereof made, in the case of the first such report, during the period from the First Closing Date to the end of such calendar year and, in the case of each other report, during the period from the end of the period covered by the last previous report to the end of such calendar year (or, if such report is rendered on the related Lease Termi-nation Date, to such Lease Termination Date).

          SECTION 8.07. Removal of Parts; Lessor's Right to Purchase Certain Parts. All Parts incorporated in a Facility to which Lessee (or any other Person other than Lessor) shall have title pursuant to the provisions of Section 8.05 may, so long as such removal shall not result in any violation of any Applicable Law and so long as no Lease Default shall have occurred and be continuing, be removed by Lessee (or such other Person) prior to the delivery of the Facility to Lessor in accordance with the provisions of this Lease and title to such Parts shall at all times remain in Lessee (or such other Person). Lessor may elect, however, to purchase for cash any such Parts owned by Lessee (or such other Person) at the time of delivery of the Facility to Lessor in accordance with any of the provisions of this Lease.
To exercise such right, Lessor shall give to Lessee (or such other Person) written notice of its election to purchase within 90 days after such delivery. The purchase price of the Parts shall be the Fair Market Sales Value thereof as of the date of purchase as determined by mutual agreement or, in the absence of such agreement, by the Appraisal Procedure. The purchase price of the Parts will be paid as soon as practicable following the date when the price of the Parts is determined.

          SECTION 8.08.  Parts Free and Clear of Liens.  Lessee
shall keep any Part title to which shall vest in Lessor pursuant to Section 8.05 free and clear of all Liens except Permitted
Liens.

          SECTION 8.09. Permitted Contests. To the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable.Law relating to the operation or main-tenance of a Facility or a Site shall be prosecuted in good faith by Lessee or (b) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance excusing or exempting Lessee from such Applicable Law, Lessee shall not be required to comply with such Applicable Law if but only if such test, challenge, appeal, proceeding or noncompliance shall not involve, in Lessor's reasonable judgment, (i) any likelihood of foreclosure, sale, forfeiture or loss of, or imposition of any Lien other than a Permitted Lien on or with respect to, the Facility, the Site or impairment of the operation of the Facility, (ii) extending the ultimate imposition of such Applicable Law beyond the termination of the Basic Term or the relevant Renewal Term, whichever is applicable, unless a bond has been posted at least equal to the sum of (A) any damages and penalties due if such test, challenge, appeal, proceeding or noncompliance is decided adversely to Lessee and (B) all costs of compliance with such Applicable Law,
(iii) any material claim or any criminal charges against Lessor, Owner Participant, the Facility, the Site or the Trust Estate or
(iv) the nonpayment of Rent.

          SECTION 8.10. Maintenance Records. Lessee shall keep on file at its office at the address listed in Schedule I to the Participation Agreement, and shall make available to Lessor upon request, copies of all maintenance and repair records and reports as to work done on each Facility.

          SECTION 8.11. Plans and Specifications. Lessee shall maintain throughout the Lease Term, and keep on file at its offices, a complete set of "as-built" Plans and Specifications with respect to each Facility (which shall reflect all Parts incorporated in the Facility and all Alterations made pursuant to this Article). Lessee may, from time to time, amend or modify the Plans and Specifications so long as such amendment or modification does not materially adversely alter the operating capacity, cost efficiency, utility, remaining useful life, reliability or value of the Facility. Unless a Facility shall have been transferred to Lessee pursuant to an Event of Loss or
Article V, upon any expiration of the Lease Term or the retaking of the Facility pursuant to Article XVI, Lessee shall deliver to Lessor a complete set, current as of the date of such expiration or retaking, of such Plans and Specifications and all work drawings and similar documents with respect to the Facility.

          SECTION 8.12.  Financing Alterations.  (a) The Lessee
shall have the right to pay for or finance any Severable Altera-tion; provided, however, that such financing does not result in any Liens on or affecting any Facility or any Site.

          (b) If the Lessee intends to pay for or seek financing for any Non-Severable Alteration, the Lessee shall first give written notice, at least 90 days prior to the date on which such Alteration is to be made, to the Lessor of such intent and the Lessor shall by written notice given within 45 days of the Lessee's notice, offer or decline to provide such financing, and if the Lessor shall have offered to provide such financing, the Lessee shall negotiate in good faith with the Lessor to finance such costs. If the Lessor agrees to finance in whole or in part such Non-Severable Alteration by lease financing, the percentages of Basic Rent and Stipulated Loss Value shall be adjusted in accordance with Section 3.04. If the Lessor elects not to finance any portion of the cost of such Non-Severable Alteration or if mutually agreeable terms for any such financing cannot be agreed between the Lessor and the Lessee, the Lessee may arrange for alternative financing through other means; provided, however, that such financing does not result in any Liens on or affecting any Facility or any Site.

          SECTION 8.13. Supplemental Documents for Parts. If any Part (including any Alteration) having a cost greater than $100,000 (including installation), title to which shall vest in the Lessor pursuant to this Article, shall have become part of a Facility since the Closing Date or the date of the recording or filing of the last supplement pursuant to this sentence (if any shall have been so recorded or filed), then, within 90 days of such date, the Lessee shall prepare a bill of sale and a supplement to this Lease and, after execution thereof by the Lessor, record such supplement and such other instruments and make such filings with respect thereto, as may be necessary to confirm that the Part or Parts that shall have so become part of the Facility since such Closing Date or the filing or recording of the last supplement pursuant to this sentence, as the case may be, are owned by the Lessor.


                           ARTICLE IX

                            INSURANCE

          SECTION 9.01. Coverage. Without limiting any of the other obligations or liabilities of Lessee under this Lease, Les-see shall at all times during the Lease Term carry and maintain or cause to be carried and maintained at its own expense such insurance as is customarily maintained by owners, operators and lessees of comparable retail and distribution facilities and in all events shall carry and maintain at least the minimum insurance coverage set forth in this Section. Such insurance shall in no event be less than the insurance carried by Lessee or any Affiliate of Lessee with respect to comparable facilities owned, operated or leased by Lessee or any such Affiliate.
Lessee shall also carry and maintain any other insurance customarily maintained by owners, operators and lessees of comparable facilities Lessor may reasonably require from time to time. All insurance carried pursuant to this Section shall be with such insurers, in such amounts and in such form as shall be reasonably satisfactory to Lessor.

          (a) Lessee shall maintain all risk insurance, covering physical loss or damage to each Facility, including but not lim-ited to fire and extended coverage, collapse, liquid damage, sprinkler leakage and boiler machinery (including mechanical breakdown) and all risks included under "extended coverage" policies (the "Insured Perils"). Such insurance is in an amount sufficient to prevent any insured party from becoming a co-insurer of any loss under applicable policies. At all times during the Lease Term, the amount of such insurance (the "Risk Insurance Amount") shall be the greater of replacement cost thereof and Stipulated Loss Value. Subject to Lessor's approval, such insurance may include deductible amounts.

          (b) Lessee shall maintain supplemental "all risk" property damage and "boiler and machinery" insurance on each Facility and its operations covering all perils (other than Insured Perils, nuclear explosion, war, and civil insurrection), such insurance specifically covering the perils of boiler damage, machinery breakdown and electrical breakdown coverage, hurricane, contamination as a direct result of an insured loss, collapse and other water damage, including sprinkler leakage; and the amount of such property damage insurance in effect for the Facilities and the Sites from time to time shall be as of any date the Risk Insurance Amount. All insurer exclusions from all risk coverage must be specifically and separately reviewed and accepted by Lessor in writing.

          (c) Lessee shall maintain comprehensive general liability insurance with limits of not less than $20,000,000 per occurrence or claim and in the aggregate on an annual basis (including without limitation premises, operations, explosion, collapse and underground hazard, broad form contractual, products, completed operations, independent contractors, broad form property damage, sudden and accidental pollution and personal injury) covering claims arising out of the ownership, operation, maintenance, condition or use of any Facility or any Site during the Lease Term.

          (d) Lessee shall maintain workers compensation insurance written with statutory limits and employer's liability insurance in an amount not less than $20,000,000, covering all employees engaged in connection with any Facility, subject to the laws of the state or states where the employees are located. Employer's liability insurance shall not contain an occupational disease exclusion.

          (e) Any insurance carried in accordance with this Section shall be endorsed to provide that:

          (i) with respect to insurance maintained under Sections 9.01(a) and 9.01(c), Lessor, as owner of the Facilities, and Owner Participant are included as additional named insured, and with respect to all other insurance maintained pursuant to this Section 9.01, except workers' compensation coverage maintained pursuant to Section 9.01(d), Lessor and Owner Participant are included as additional insured, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of Lessee;

          (ii) all deductibles or self-insured retentions shall be in an amount not greater than $100,000 and shall be the sole responsibility of Lessee;

          (iii) the respective interests of Lessor and Owner Participant shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure Lessor and Owner Participant and regardless of any breach or violation by Lessee or any other Person of any warranties, declarations or conditions contained in such policies;

          (iv) with respect to such insurance (other than the insurance described in Section 9.01(a), the insurer thereunder waives all rights of subrogation against Lessor and Owner Participant, any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;

          (v) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Lessor or Owner Participant with respect to its interest in the Facilities; and

          (vi) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage which affects the interest of Lessor or Owner Participant such cancellation or change shall not be effective as to Lessor or Owner Participant for 30 days after receipt by each of Lessor or Owner Participant or written notice sent by registered mail from such insurer of such cancellation or change.

          Any insurance carried in accordance with Section 9.01 shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

          SECTION 9.02. Adjustment of Losses. The loss, if any, under any insurance covering a Facility required to be carried by
Section 9.01(a) shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings, by Lessee, subject to the approval of Lessor. All such policies shall provide that the loss, if any under such insurance shall be adjusted and paid as provided in this Lease.

          SECTION 9.03.  Application of Insurance Proceeds.
(a) As between Lessor and Lessee, it is agreed that all insurance payments received under policies that Lessee is required to maintain hereunder as a result of the occurrence of an Event of Loss will be paid to Lessor and applied as follows:

          (i) to reimburse Lessor for all costs and expenses incurred in collecting such payments;

          (ii) so much of such payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 11.01 (plus any other amounts of Rent then due and payable) shall be applied in reduction of Lessee's obligation to pay such amounts if not already paid by Lessee or, if already paid by Lessee, to reimburse Lessee for its payment of such amounts; and

          (iii) the balance, if any, will be paid to, or retained by, Lessee.

          (b) As between Lessor and Lessee, it is agreed that any insurance payment received under policies that Lessee is required to maintain hereunder as a result of any loss of or damage to a Facility or any Part thereof not constituting an Event of Loss which exceeds $100,000 will be paid to Lessor (any such payment of $100,000 or less being paid to Lessee), and in either event will be applied as follows:

          (i) to reimburse Lessor for all costs and expenses incurred in collecting such payments;

          (ii) to the payment of the cost of restoration upon submission of certificates, invoices and other evidence of restoration cost satisfactory to Lessor; and

          (iii) the balance, if any, will be paid to, or retained by, Lessee.

          (c) Notwithstanding the above, if a Lease Default shall have occurred and be continuing, any amount payable to or for the account of, or to be retained by, Lessee shall be promptly paid to, or retained by, Lessor as security for the obligations of Lessee under this Lease and, at such time thereafter as no such Lease Default shall be continuing, such amount shall be paid promptly to Lessee unless (i) such amount has been applied by Lessor against the amount of any outstanding obligation of the Lessee, or (ii) this Lease shall theretofore have been declared in default in accordance with the terms hereof.

          SECTION 9.04. Evidence of Insurance. On or before the execution of this Lease and thereafter annually on the anni-versary of the First Closing Date, Lessee shall arrange for furnishing Lessor with certification of all required insurance acceptable to Lessor. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and, with respect to insurance required under Section 9.01(a), shall be accompanied by a report of a Responsible Officer stating the full insurable value of the Facilities as of the effective date of such policy or renewal thereof. Upon request, Lessee will furnish Lessor with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Facilities and the Sites.

          SECTION 9.05. Report. Concurrently with the furnishing of the certification referred to in Section 9.04, Lessee will furnish Lessor with an opinion of an independent insurance broker reasonably acceptable to Lessor stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried and maintained with respect to the Facilities and the Sites is in accordance with the terms of this Article. Furthermore, Lessee will cause such broker to advise Lessor promptly in writing of any default in the payment of any premiums or any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance provided hereunder. Lessor may at its sole option obtain such insurance if not procured by Lessee and, in such event, Lessee shall reimburse Lessor upon demand for the cost thereof.

          SECTION 9.06. Lessor's Insurance. Nothing shall prohibit Lessor from insuring a Facility at its own expense, including insuring any Facility for amounts in excess of its Stipulated Loss Value, and any insurance so maintained by Lessor shall not provide for or result in a reduction of coverage or amounts payable under insurance required to be maintained by Lessee under this Article. Nothing shall prohibit Lessee from insuring a Facility in amounts greater than those required in this Article, provided that such additional insurance does not limit the insurance required to be maintained by Lessee pursuant to this Article and does not adversely affect any insurance maintained by Lessor or interfere with Lessor's ability to obtain insurance in excess of the amount required to be maintained by Lessee pursuant to this Article. The division of insurance proceeds contained in the Article notwithstanding, Lessee covenants that any insurance carried by Lessee for casualty to a Facility in excess of its Stipulated Loss Value shall be paid to Lessor if and to the extent such insurance invalidates any excess insurance carried by Lessor or interferes with Lessor's ability to obtain such excess insurance. Lessor agrees to give Lessee written notice before any excess insurance purchased pursuant to the first sentence of this Section comes into effect, but a failure to give such notice will not alter Lessee's obligations hereunder.


                            ARTICLE X

               RETURN AND DISPOSITION OF FACILITY

          Unless a Facility shall have been previously transferred to Lessee pursuant to Article V, XI or XVI, Lessee shall, (a) at least 415 days and not more than two years prior to the Lease Termination Date with respect to such Facility give Lessor notice of its election to redeliver the Facility, which notice shall terminate Lessee's right to renew the Lease with respect thereto, and (b) on the Lease Termination Date with respect thereto, and at its own expense, return the Facility to Lessor or to any transferee or assignee of Lessor by surrendering the same into the possession of Lessor or such transferee or assignee free and clear of all Liens other than Permitted Liens and in the condition required by Section 8.01. Lessee covenants to cooperate with Lessor or any transferee or assignee of Lessor in order to facilitate transfer of the ownership and operation of the Facility after the expiration of the Lease Term by Lessor or such transferee or assignee of Lessor, as the case may be, including providing all know-how, plans and specifications, data and technical information and obtaining all Approvals necessary for the operation and maintenance of the Facility, and Lessor covenants to reimburse Lessee for reasonable out-of-pocket expenses incurred by Lessee in connection therewith. Upon redelivery of a Facility in accordance with the terms hereof, this Lease shall terminate with respect thereto. If the Lessee has not, for any reason whatsoever (whether or not beyond the control of the Lessee), redelivered possession of a Facility upon its Lease Termination Date, then this Lease shall continue until such time as the Lessee shall have redelivered possession of the Facility, and the Lessee shall be obligated to pay the daily equivalent of Basic Rent or, if such failure occurs during or after a Renewal Term, Renewal Rent (computed using the average of the Basic Rent or Renewal Rent hereunder, as the case may be, over the Basic Term or the Renewal Term, as the case may be) and as Supplemental Rent, all damages, losses, costs and expenses suffered or incurred by Lessor or Owner Participant as a result of such delay. The obligations of Lessee under this Article X shall survive the expiration or termination of this Lease.


                           ARTICLE XI

           LOSS, DESTRUCTION, CONDEMNATION OR DAMAGES

          SECTION 11.01. Payment of Stipulated Loss Value and Other Amounts on an Event of Loss. The Lessee shall bear all risk of damage, loss and destruction of the Facilities from whatever source (whether or not any insurance proceeds are payable in respect of, or are sufficient to cover, such damage, loss or destruction). If an Event of Loss shall occur during the Lease Term, the Lessee shall give the Lessor prompt notice thereof and shall pay to the Lessor as compensation for such Event of Loss the Stipulated Loss Value thereof, calculated as of the Determination Date. Lessee shall continue to pay all Rent as and when due from and including the date of the Event of Loss to and including the payment date referred to below. Unless otherwise indicated above (as in the case of Basic Rent which continues to be due on Rent Payment Dates), all amounts payable hereunder shall be due and payable on the Determination Date, unless such Event of Loss shall have occurred less than 90 days before such Determination Date, in which case the Lessee shall pay such amounts on the 90th day after the date of occurrence of such Event of Loss, together with, for the period from and including the Determination Date to but excluding such payment date, interest thereon at the Base Rate. Upon payment of all amounts due hereunder and compliance with the other provisions of this Article and the transfer requirements of Articles V and XVI (to the extent applicable): (a) the Lease Term with respect to such Facility shall end and the obligations of Lessee hereunder with respect thereto (including the obligation to pay Basic Rent, but excluding any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment; and (b) Lessor shall Transfer all right, title and interest of Lessor in and to the Facility to Lessee without recourse or warranty except that the Facility shall be free and clear of Lessor Liens; provided, however, that the Lease shall be reinstated with respect to the Facility if at any time any amount due hereunder must be returned by the Lessor for any reason, as if such amounts had not been paid. Lessor and Lessee hereby waive the provisions of California Code of Civil Procedure
Section 1265.130, which provision allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of any of the Facilities. Lessee also waives any rights under California Civil Code Sections 1932(2) and 1933(4) and any other Applicable Law that would permit termination this Lease upon partial or complete destruction of any or all of the Facilities.

          Anything herein or in Appendix A to the contrary notwithstanding, if an event occurs with respect to the Bakersfield Facility during the Lease Term that would constitute an Event of Loss and "Major Damage," as such term is used in the Bakersfield Reciprocal Easement Agreement and, as a result thereof, reconstruction of any or all of the Bakersfield Facility would be required under the Bakersfield Reciprocal Easement Agreement, such event shall, at Lessor's election, not constitute an Event of Loss. If Lessor so elects, Lessee shall be obligated to restore the Bakersfield Facility as described in Section 9.03(b), and this Lease shall continue.

          SECTION 11.02.  Application of Condemnation Proceeds.
(a) All payments received by Lessor or Lessee from any Governmental Authority or other Person (other than an insurer) as a result of the occurrence of an Event of Loss will be paid to Lessor and applied as follows:

          (i) to reimburse Lessor for all costs and expenses incurred in collecting such payments;

          (ii) so much of such payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 11.01 (plus any other amounts of Rent then due and payable) shall be applied in reduction of Lessee's obligation to pay such amounts if not already paid by Lessee or, if already paid by Lessee, to reimburse Lessee for its payment of such amounts; and

          (iii) the balance, if any, will be paid to, or retained by, Lessor.

          (b) All payments received by Lessor or Lessee from any Governmental Authority or other Person (other than an insurer) with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, a Facility or any part thereof not constituting an Event of Loss will be paid to the Lessor and applied as follows:

          (i) to reimburse Lessor for all costs and expenses incurred in collecting such payments;

          (ii) to the payment of the cost of restoration upon submission of certificates, invoices and other evidence of restoration cost satisfactory to Lessor; and

          (iii) the balance, if any, will be paid to, or retained by, Lessor.

          (c) Notwithstanding the above, if a Lease Default shall have occurred and be continuing, any amount payable to or for the account of, or to be retained by, Lessee shall be promptly paid to, or retained by, Lessor as security for the obligations of Lessee under this Lease and, at such time thereafter as no such Lease Default shall be continuing, such amount shall be paid promptly to Lessee unless (i) such amount has been applied by Lessor against the amount of any outstanding obligation of the Lessee, or (ii) this Lease shall theretofore have been declared in default in accordance with the terms hereof.


                           ARTICLE XII

     INTEREST CONVEYED; QUIET ENJOYMENT; SEVERABLE PROPERTY

          This Lease is an agreement of lease and does not convey to Lessee any right, title or interest in or to the Facilities except as a lessee. So long as no Lease Default shall have occurred and be continuing, Lessor shall not disturb Lessee's peaceful and quiet enjoyment of the use and possession of the Facilities, except in the event that Lessee shall fail to perform or comply with any if its agreements contained herein or in any of the other Basic Documents and, in such event, only to the extent necessary for Lessor to perform or comply with the agreements of Lessee contained in the Basic Documents pursuant to
Article XVII.

            The Lessee and the Lessor agree that each portion of the Facilities is intended to be, and will be treated by such parties as, separately identifiable personal property, severable from any real estate on which it is located. No determination by any court, agency or other entity that any portion of the Facilities is real property or a fixture thereto rather than personal property will relieve the Lessee of any of its obligations hereunder or under any other of the Basic Documents.


                          ARTICLE XIII

                ASSIGNMENT AND SUBLEASE; LOCATION

          SECTION 13.01. Assignment and Sublease. (a) Lessee shall not assign or otherwise transfer any of its rights or interests hereunder nor sublease a Facility or any part thereof without the prior written consent of Lessor. Notwithstanding the above, Lessee may, without Lessor's consent, sublease portions of the 8akersfield Facility and the Stockton Facility in accordance with its usual and customary retail practices so long as Lessee maintains overall and primary responsibility for the maintenance and control of such Facility. No such assignment, transfer or sublease shall release Lessee from any of its obligations or liabilities of any nature whatsoever arising under any of the Basic Documents, unless Lessor shall otherwise agree in writing.

          (b) The rights of Lessor and Lessee hereunder shall inure to the benefit of the successors and permitted assigns of Lessor and Lessee, respectively. The obligations of Lessor and Lessee hereunder shall be binding upon the successors and permit-ted assigns of Lessor and Lessee, respectively.

          SECTION 13.02. Location. Lessee shall not remove, or permit any other Person to remove, any part of a Facility from its Site without the prior written consent of Lessor, except that Lessee or any other Person may remove (a) any part in accordance with the provisions of Section 8.02 or 8.07 or (b) such Facility if it has been transferred to Lessee in accordance with the provisions of Article V, XI or XVI.


                           ARTICLE XIV

                     INSPECTION AND REPORTS

          SECTION 14.01. Inspection; Reports to Governmental Authorities. Lessor, Owner Participant and their respective authorized representatives may inspect a Facility and the books and records of Lessee relative to the operation thereof during normal business hours and make copies and extracts therefrom and may discuss Lessee's affairs, finances and accounts with Lessee's officers and independent public accountants (and by this provision Lessee authorizes such accountants to discuss with Lessor, Owner Participant and their respective authorized representatives the affairs, finances and accounts of Lessee), and Lessee shall furnish to Lessor and Owner Participant statements accurate in all material respects regarding the condition and state of repair of the Facilities, all at such times and as often as may be reasonably requested. Lessor shall not have any duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permitted by Applicable Law, Lessee shall prepare and file in timely fashion or, where Lessor or Owner Participant shall be required to file, upon reasonable notice Lessee shall prepare and deliver to Lessor or Owner Participant, as the case may be, within a reasonable time prior to the date for filing, any report with respect to a Facility that shall be required to be filed with any Governmental Authority.

          SECTION 14.02. Accidents. Lessee, promptly after obtaining knowledge thereof, shall give written notice to Lessor of each accident with respect to which a claim has been made against Lessee or any of its insurers that may result in material damages or material claims for damages against Lessee, Lessor or Owner Participant with respect to a Facility or a Site. Lessee shall furnish to Lessor and Owner Participant information about the time, place and nature of the accident, the names and addresses of the parties involved, any Person injured, witnesses and owners of any property damaged or alleged to be damaged and such other information as may be known to it. Lessee shall promptly furnish to Lessor upon request copies of all correspondence, papers, notices and documents whatsoever that it receives in connection therewith.

          SECTION 14.03. Notice of Defaults and Liens. Lessee shall promptly notify Owner Trustee and Owner Participant of the occurrence of a Lease Default. Lessee shall, promptly and in no event later than 10 Business Days after it shall have obtained knowledge of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to Article VII, notify Lessor and Owner Participant of the attachment of such Lien and the full particulars thereof unless the same shall have been removed or discharged by Lessee.

          SECTION 14.04. Opinion of Counsel. Within 90 days prior to each fifth anniversary of the First Closing Date, Lessee shall furnish to Lessor and Owner Participant, at Lessee's own cost, an opinion of counsel satisfactory to Lessor (a) stating that all recordings and filings, if any, necessary or advisable
(i) to perfect or continue the perfection of Lessor's right, title and interest in and to the Facilities and any Part incorporated or installed therein or attached thereto or becoming part of thereof pursuant to Article VIII and (ii) to preserve and protect the right, title, estate and interest of the Owner Trustee in and to the Facilities and the Trust Estate, have been made and reciting the details thereof; and (b) stating that in the opinion of such counsel no further action is necessary or advisable therefor until the date specified in such opinion.


                           ARTICLE XV

                        EVENTS OF DEFAULT

          SECTION 15.01. Events of Default. The following events shall constitute Lease "Events of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) Lessee shall fail to make any payment of Basic Rent or Stipulated Loss Value within three days after the date such payment is due and payable;

          (b) Lessee shall fail to make any payment of Supplemental Rent (except to the extent covered by subsection (a) above), within ten Business Days after the date such payment is due and payable;

          (c) any of the insurance required by Section 9.01(a) shall not be in full force and effect, or any other insurance required by Article IX shall not be in full force and effect in any material respect, or Lessee shall fail to perform or observe its covenants and agreements contained in Section 13.01 hereof or Sections 6.01 (c), (e) or (g) of the Participation Agreement;

          (d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease or in any other Basic Document to which it is a party or by which it is bound and such failure shall continue unremedied for 30 days after notice from Lessor to Lessee; provided, however, that if such failure can be remedied in all material respects and all consequences thereof can be cured in all material respects but not within such 30-day period and Lessee has within such period commenced such cure and thereafter diligently prosecutes the same, such failure shall not be an Event of Default unless such failure shall continue for 90 days after such notice;

          (e) any representation or warranty made herein or in any other Basic Document by Lessee shall prove to have been false or misleading in any material respect when made; provided, however, that if such representation or warranty can be made true and correct in all material respects and all consequences thereof can be cured in all material respects, such event shall not be an Event of Default unless such representation or warranty shall continue to be false or misleading in any material respect or any consequence thereof shall not be cured in all material respects to the satisfaction of Lessor within 30 days after written notice from Lessor to Lessee;

          (f) any report, certificate, financial statement or other instrument furnished by Lessee in connection with this Lease, the Participation Agreement or any other Basic Document shall prove to have been false or misleading in any material respect; provided, however, that if such report, certificate, financial statement or other instrument can be made true and correct in all material respects and all consequences thereof can be cured in all materials respects, such event shall not be an Event of Default unless such report, certificate, financial statement or other instrument shall continue to be false or misleading in any material respect or any consequence thereof shall not be cured in all material respects to the satisfaction of Lessor within 30 days after notice from Lessor to Lessee;

          (g) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insol-vency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appoint-ment of or taking possession by any such official in an involun-tary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

          (i) any event shall occur or any condition shall exist in respect of any indebtedness of the Lessee for money borrowed or for the deferred purchase price of property or rentals payable by the Lessee under any long-term lease, or any agreement relating thereto, and as a result thereof an amount in excess of $2,000,000 of such indebtedness, purchase price or rentals is accelerated or, with the giving of notice or the lapse of time or both, could be accelerated, or the Lessee shall fail to make any final payment due on any such indebtedness, purchase price or rentals in an amount in excess of $2,000,000; or

          (j) a final judgment for the payment of money in excess of $2,000,000 is rendered against Lessee and the same remains undischarged for a period of 30 days during which execution of such judgment is not effectively stayed or bonded.


                           ARTICLE XVI

                           ENFORCEMENT

          SECTION 16.01. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor, at its option, by notice to Lessee, may declare this Lease to be in default, and at any time thereafter Lessor may do one or more of the following as Lessor in its sole discretion shall determine:

          (a) Lessor may, by notice to Lessee, rescind or termi-nate this Lease and exercise its rights under any or all of the Ground Leases;

          (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return any or all of the Facilities (as is requested in such notice) promptly to Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Article X as if such Facilities were being returned at the end of the Lease Term and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) enter upon the premises where any or all of the Facilities shall be located and take immediate possession (to the exclusion of Lessee) thereof or remove such Facilities, or both, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (c) after giving 25 days' notice to Lessee, Lessor may sell all or any part of any or all of the Facilities at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction for any proceeds with respect thereto (except to the extent required by subsection (e) or (f) below if Lessor shall elect to exercise its rights thereunder), in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in computations under subsection (e) or (f) below if Lessor shall elect to exercise its rights thereunder);

          (d) Lessor may hold, keep idle or lease to others all or any part of any or all of the Facilities, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Basic Rent for periods commencing after Lessee shall have been deprived of use of such Facilities pursuant to this subsection (d) shall be reduced by the net proceeds, if any, received by Lessor from leasing such Facilities to any Person other than Lessee for the same periods or any portion thereof;

          (e) Lessor may, whether or not Lessor shall have exer-cised or shall thereafter at any time exercise any of its rights under subsection (a), (b) or (d) above with respect to the Facil-ities, demand, by written notice to Lessee specifying a payment date which shall be a date not earlier than 10 days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due after the Determination Date), any unpaid Basic Rent due through the Determination Date next succeeding the payment date specified in such notice, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Interest Rate from the payment due specified in such notice to the date of actual payment):

          (i) an amount equal to the excess, if any, of the Stipulated Loss Value, determined as of the Determination Date next succeeding the payment date specified in such notice, over the aggregate Fair Market Rental Value of the Facility until the end of the Basic Term or the then current Renewal Term, after discounting such Fair Market Rental Value to present worth as of the payment date specified in such notice at a rate per annum equal to the greater of the Base Rate and 11.65% per annum; or

          (ii) an amount equal to the excess, if any, of the Stipulated Loss Value, determined as of such Determination
     Date, over the Fair Market Sales Value of the Facility as of the payment date specified in such notice; or

          (iii) an amount equal to Stipulated Loss Value determined as of such Determination Date and, in this event, upon full payment by the Lessee of all sums due hereunder and under all other Basic Documents, the Lessor shall Transfer the Facilities to the Lessee, whereupon this Lease shall terminate; or

          (iv) an amount equal to the greatest of (A) Stipulated Loss Value determined as of such Determination Date, (B) the discounted Fair Market Rental Value determined pursuant to clause (i), and (C) the Fair Market Sales Value computed pursuant to clause (ii), and, in this event, upon full payment by the Lessee of all sums due hereunder, the Lessor shall, at the Lessee's option, either (x) exercise its best efforts promptly to sell the Facilities and pay over to the Lessee the net proceeds of such sale up to the amount actually paid by the Lessee pursuant to this clause (iii), or (y) Transfer the Facilities to Lessee, whereupon this Lease shall terminate; or

          (v) an amount equal to the excess of (A) the aggregate present worth, computed as of the payment date specified in such notice at a rate per annum equal to the greater of the Base Rate and 11.65%, of all installments of Basic Rent from the date of such notice to the end of the Basic Term or the then current Renewal Term, as the case may be, over (B) the present worth, computed as of such date at a rate per annum equal to the greater of the Base Rate and 11.65%, of the aggregate Fair Market Rental Value of the Facility for the remainder of the Basic Term or such Renewal Term, as the case may be;

          (f) if the Lessor shall have Transferred the Facilities pursuant to subsection (c) above after it has declared this Lease to be in default, the Lessor, in lieu of exercising its rights under subsection (e) of this Section may, if it shall so elect, demand, by notice to the Lessee, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due hereunder on or before the Determination Date), all Basic Rent due hereunder on or before the Determination Date, plus the amount of any deficiency between the net proceeds of such sale and the Stipulated Loss Value computed as of the Determination Date, together with interest on any such amounts not paid on or before the date specified in such notice at the Overdue Interest Rate from such date to the date of actual payment; or

     (g) Lessor may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          Lessee acknowledges and agrees that it would be difficult and impractical to fix Lessor's actual damages arising out of a Lease Event of Default, that the amounts set forth in subsections (e) and (f) represent Lessor's and Lessee's best efforts to estimate the amount of such actual damages, that such amount is reasonable under the circumstances existing under the date of execution and delivery of this Lease, and that such amount will be presumed to be the actual amount of such damages.

          SECTION 16.02. Survival of Lessee's Obligations. No termination of this Lease under Section 16.01, in whole or in part, or repossession of any of the Facility or exercise of any remedy under Section 16.01, except as specifically provided therein, shall relieve Lessee of any of its liabilities and obli-gations hereunder. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor or the Owner Participant by reason of the occurrence of any Lease Default or exercise of Les-sor's remedies with respect thereto and including all costs and expenses incurred in connection with the return of any of the Facilities in the manner and condition required by, and otherwise in accordance with the provision of, Article X as if such Facilities were being returned at the end of the Lease Term. At any sale of a Facility or any Part thereof pursuant to Section 16.01, Lessor or Owner Participant may bid for and purchase such property.

          SECTION 16.03. Remedies Cumulative. To the extent permitted by Applicable Law, each and every right, power and rem-edy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute,.and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy shall impair such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. No express or implied waiver by Lessor of any Lease Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use any or all of the Facilities or part thereof in mitigation of Lessor's damages upon the occurrence of a Lease Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article.


                          ARTICLE XVII

                  REPRESENTATIONS AND COVENANTS

          Lessee hereby represents and warrants that each of its representations and warranties set forth in the Participation Agreement is true and correct on and as of each Closing Date and agrees that Lessor and Owner Participant may rely on such representations and warranties as though set forth in full herein. Lessee hereby agrees to perform each and every covenant and agreement set forth in the Participation Agreement to be performed by it as though set forth in full herein and agrees to indemnify each Indemnitee to the extent provided in the Participation Agreement as though all agreements to indemnify provided in Article VII and VIII of the Participation Agreement were set forth in full herein.


                          ARTICLE XVIII

                          MISCELLANEOUS

          SECTION 18.01. Further Assurances. Lessee shall cause the Basic Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded or filed or rerecorded or refiled in each jurisdiction as and to the extent necessary to establish, perfect and maintain Lessor's right, title and interest in and to the Facilities and the Trust Estate, subject to no Liens other than Permitted Liens and all other rights and interests of the Lessor and the Owner Participant created in the Basic Documents. Lessee will promptly and duly execute and deliver to Lessor such documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease, to establish and protect the rights and remedies created or intended to be created in favor of Lessor, to establish, perfect and maintain Lessor's rights, title and interest in and to the Facilities and the Trust Estate, including, if requested by Lessor, at the expense of Lessee, the recording or filing of counterparts or appropriate memoranda of any Basic Document or other documents with respect hereto as Lessor may from time to time reasonably request.

          SECTION 18.02. Counterparts; Uniform Commercial Code. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together consti-tute but one and the same instrument. Only the counterpart of this Lease marked "Owner Trustee's Copy" shall evidence the monetary obligations of Lessee hereunder and thereunder for purposes of the Uniform Commercial Code. To the extent, if any, that this Lease shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Owner Trustee's Copy."

          SECTION 18.03. Binding Effect; Successors and Assigns. The terms and provisions of this Lease and the rights and obliga-tions hereunder of Lessor, Lessee and Owner Participant shall be binding upon their respective successors and permitted assigns and inure to the benefit of their respective successors and permitted assigns.

          SECTION 18.04. Regarding the Lessor. The Owner Trustee, as Lessor, shall have no obligation under this Lease except as expressly provided herein, and the Owner Trustee acts hereunder solely as trustee as provided herein and in the Trust Agreement and not in its individual capacity, except as otherwise expressly provided herein, and in no case whatsoever shall the Owner Trustee in its individual capacity be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, as to all of which all interested parties shall look solely to the Trust Estate, except for (i) its own willful misconduct or gross negligence, or (ii) the failure of the Owner Trustee in its individual capacity to perform any obligation stated to be an obligation of it in its individual capacity in any Basic Document to which it is a party.

          SECTION 18.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, any notice, consent, demand, request and other communication required or permitted hereunder shall be in writing and shall become effective when delivered by hand or by any overnight courier which requires a delivery receipt therefore or when received by telex, telecopier or registered first-class mail, postage pre-paid, and addressed to the party receiving the same as specified pursuant to Section
11.02 of the Participation Agreement, or to such other address as such party may designate by notice give in accordance with this Section.

          SECTION 18.06. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or ren-der unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of the Lessee and the Lessor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          SECTION 18.07. No Oral Modification or Continuing Waivers. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only an instrument in writing signed by the party or the person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

          SECTION 18.08.  Headings.  The headings of the various
Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 18.09.  Governing Law.  This Lease shall in all
respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance, but without regard to conflicts of laws provisions of California law.


          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                              MANUFACTURERS HANOVER TRUST COMPANY
                              OF CALIFORNIA,
                              not in its individual capacity,
                              except as expressly provided
                              herein, but solely as Owner Trustee



                              By_________________________________
                                   Title:


                              GOTTSCHALKS, INC., Lessee



                              By_________________________________
                                   Title:

                                                        EXHIBIT A

                    STOCKTON LEASE SUPPLEMENT


          LEASE SUPPLEMENT dated as of           1, 1989, between
MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, a California corporation, not in its individual capacity but solely as Owner Trustee, as Lessor (the "Lessor"), and GOTTSCHALKS, INC., a Delaware corporation, as Lessee (the "Lessee"). Unless the context requires otherwise, capitalized terms used but not defined herein are used as defined in Appendix A to the Participation Agreement dated as of December 1, 1988 (the Participation Agreement"), among the Lessor, the Lessee and General Foods Credit Investors No. 2 Corporation, as Owner Participant (the "Owner Participant").

                            RECITALS

          WHEREAS, pursuant to the Participation Agreement, Lessor and Lessee have entered into a Lease Agreement (the
"Lease"), dated as of December 1, 1988; and

          WHEREAS, the Participation Agreement and the Lease provide for, among other things, the leasing by Lessor to Lessee of the Stockton Facility on the Second Closing Date upon the satisfaction of the conditions set forth therein; and

          WHEREAS, the Participation Agreement and the Lease require that Lessor and Lessee execute and deliver a lease supplement, substantially in the form hereof, to evidence and establish that the Stockton Facility has been leased by Lessor to Lessee under the Lease;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1.  Lessor hereby delivers and leases to
Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as hereby supplemented, the Stockton Facility.

          SECTION 2.  Lessee hereby confirms to Lessor that
Lessee has accepted the Stockton Facility for all purposes hereof and of the Lease.

          SECTION 3. All the provisions of the Lease are hereby incorporated herein by reference to the same extent as if fully set forth herein.

          SECTION 4. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Only the counterpart of this Lease Supplement marked "Owner Trustee's Copy" shall evidence the monetary obligations of Lessee hereunder and thereunder for purposes of the Uniform Commercial Code. To the extent, if any, that this Lease Supplement shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Owner Trustee's Copy."

          SECTION 5. This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance, but without regard to conflicts of laws provisions of California law.


          IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                          MANUFACTURERS HANOVER TRUST COMPANY
                          OF CALIFORNIA,
                          not in its individual capacity,
                          except as expressly provided
                          herein, but solely as Owner Trustee



                          By                                    ,
                              Title:


                          GOTTSCHALKS, INC., Lessee



                          By                                    ,
                              Title:

                                                        EXHIBIT B

                     MADERA LEASE SUPPLEMENT


          LEASE SUPPLEMENT dated as of           1, 1989, between
MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, a California corporation, not in its individual capacity but solely as Owner Trustee, as Lessor (the "Lessor"), and GOTTSCHALKS, INC., a Delaware corporation, as Lessee (the "Lessee"). Unless the context requires otherwise, capitalized terms used but not defined herein are used as defined in Appendix A to the Participation Agreement dated as of December 1, 1988 (the Participation Agreement"), among the Lessor, the Lessee and General Foods Credit Investors No. 2 Corporation, as Owner Participant (the "Owner Participant").

                            RECITALS

          WHEREAS, pursuant to the Participation Agreement, Lessor and Lessee have entered into a Lease Agreement (the
"Lease"), dated as of December 1, 1988; and

          WHEREAS, the Participation Agreement and the Lease provide for, among other things, the leasing and subleasing by Lessor to Lessee of the Madera Facility and the Madera Site, respectively, on the Third Closing Date upon the satisfaction of the conditions set forth therein; and

          WHEREAS, the Participation Agreement and the Lease require that Lessor and Lessee execute and deliver a lease supplement, substantially in the form hereof, to evidence and establish that the Madera Facility and the Madera Site have been leased and subleased, respectively, by Lessor to Lessee under the Lease;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1.  Lessor hereby delivers and leases to
Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as hereby supplemented, the Madera Facility.

          SECTION 2.  Lessor hereby delivers and subleases to
Lessee, and Lessee hereby accepts and subleases from Lessor, under the Lease as hereby supplemented, the Madera Site.

          SECTION 3.  Lessee hereby confirms to Lessor that
Lessee has accepted the Madera Facility and the Madera Site for all purposes hereof and of the Lease.

          SECTION 4. All the provisions of the Lease are hereby incorporated herein by reference to the same extent as if fully set forth herein.

          SECTION 5. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Only the counterpart of this Lease Supplement marked "Owner Trustee's Copy" shall evidence the monetary obligations of Lessee hereunder and thereunder for purposes of the Uniform Commercial Code. To the extent, if any, that this Lease Supplement shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Owner Trustee's Copy."

          SECTION 6. This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance, but without regard to conflicts of laws provisions of California law.


          IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                              MANUFACTURERS HANOVER TRUST COMPANY
                              OF CALIFORNIA,
                              not in its individual capacity,
                              except as expressly provided
                              herein, but solely as Owner Trustee



                              By                                ,
                                   Title:


                              GOTTSCHALKS, INC., Lessee



                              By                                ,
                                   Title:

                                                       SCHEDULE 1

                       BASIC RENT FACTORS


                    RENT PAYMENT         RENT          BASIC RENT
                        DATE            NUMBER           FACTOR

                    1/1/1990               1           5.8009467
                    7/1/1990               2           5.8009467
                    1/1/1991               3           5.8009467
                    7/1/1991               4           5.8009467
                    1/1/1992               5           5.8009467
                    7/1/1992               6           5.8009467
                    1/1/1993               7           5.8009467
                    7/1/1993               8           5.8009467
                    1/1/1994               9           5.8009467
                    7/1/1994              10           5.8009467
                    1/1/1995              11           5.8009467
                    7/1/1995              12           5.8009467
                    1/1/1996              13           5.8009467
                    7/1/1996              14           5.8009467
                    1/1/1997              15           5.8009467
                    7/1/1997              16           5.8009467
                    1/1/1998              17           5.8009467
                    7/1/1998              18           5.8009467
                    1/1/1999              19           5.8009467
                    7/1/1999         20 + 21          12.8909926
                    1/1/2000              22           7.0900459
                    7/1/2000              23           7.0900459
                    1/1/2001              24           7.0900459
                    7/1/2001              25           7.0900459
                    1/1/2002              26           7.0900459
                    7/1/2002              27           7.0900459
                    1/1/2003              28           7.0900459
                    7/1/2003              29           7.0900459
                    1/1/2004              30           7.0900459
                    7/1/2004              31           7.0900459
                    1/1/2005              32           7.0900459
                    7/1/2005              33           7.0900459
                    1/1/2006              34           7.0900459
                    7/1/2006              35           7.0900459
                    1/1/2007              36           7.0900459
                    7/1/2007              37           7.0900459
                    1/1/2008              38           7.0900459
                    7/1/2008              39           7.0900459
                    1/1/2009              40           7.0900459

                                                       SCHEDULE 2
                                                      BAKERSFIELD
                     STIPULATED LOSS VALUES


                    1 JUL 1989
                    1 JAN 1990
                    1 JUL 1990
                    1 JAN 1991
                    1 JUL 1991
                    1 JAN 1992
                    1 JUL 1992
                    1 JAN 1993
                    1 JUL 1993
                    1 JAN 1994
                    1 JUL 1994
                    1 JAN 1995
                    1 JUL 1995
                    1 JAN 1996
                    1 JUL 1996
                    1 JAN 1997
                    1 JUL 1997
                    1 JAN 1998
                    1 JUL 1998
                    1 JAN 1999
                    1 JUL 1999
                    1 JAN 2000
                    1 JUL 2000
                    1 JAN 2001
                    1 JUL 2001
                    1 JAN 2002
                    1 JUL 2002
                    1 JAN 2003
                    1 JUL 2003
                    1 JAN 2004
                    1 JUL 2004
                    1 JAN 2005
                    1 JUL 2005
                    1 JAN 2006
                    1 JUL 2006
                    1 JAN 2007
                    1 JUL 2007
                    1 JAN 2008
                    1 JUL 2008
                    1 JAN 2009

                                                       SCHEDULE 2
                                                         STOCKTON
                     STIPULATED LOSS VALUES


                    1 JUL 1989
                    1 JAN 1990
                    1 JUL 1990
                    1 JAN 1991
                    1 JUL 1991
                    1 JAN 1992
                    1 JUL 1992
                    1 JAN 1993
                    1 JUL 1993
                    1 JAN 1994
                    1 JUL 1994
                    1 JAN 1995
                    1 JUL 1995
                    1 JAN 1996
                    1 JUL 1996
                    1 JAN 1997
                    1 JUL 1997
                    1 JAN 1998
                    1 JUL 1998
                    1 JAN 1999
                    1 JUL 1999
                    1 JAN 2000
                    1 JUL 2000
                    1 JAN 2001
                    1 JUL 2001
                    1 JAN 2002
                    1 JUL 2002
                    1 JAN 2003
                    1 JUL 2003
                    1 JAN 2004
                    1 JUL 2004
                    1 JAN 2005
                    1 JUL 2005
                    1 JAN 2006
                    1 JUL 2006
                    1 JAN 2007
                    1 JUL 2007
                    1 JAN 2008
                    1 JUL 2008
                    1 JAN 2009

                                                       SCHEDULE 2
                                                           MADERA
                     STIPULATED LOSS VALUES


                    1 JAN 1990
                    1 JUL 1990
                    1 JAN 1991
                    1 JUL 1991
                    1 JAN 1992
                    1 JUL 1992
                    1 JAN 1993
                    1 JUL 1993
                    1 JAN 1994
                    1 JUL 1994
                    1 JAN 1995
                    1 JUL 1995
                    1 JAN 1996
                    1 JUL 1996
                    1 JAN 1997
                    1 JUL 1997
                    1 JAN 1998
                    1 JUL 1998
                    1 JAN 1999
                    1 JUL 1999
                    1 JAN 2000
                    1 JUL 2000
                    1 JAN 2001
                    1 JUL 2001
                    1 JAN 2002
                    1 JUL 2002
                    1 JAN 2003
                    1 JUL 2003
                    1 JAN 2004
                    1 JUL 2004
                    1 JAN 2005
                    1 JUL 2005
                    1 JAN 2006
                    1 JUL 2006
                    1 JAN 2007
                    1 JUL 2007
                    1 JAN 2008
                    1 JUL 2008
                    1 JAN 2009

                                                       SCHEDULE 3


                    BASIC PRICING ASSUMPTIONS


          1. The Owner Participant is entitled to the Depreciation Deductions set forth in Section 1 of the Tax
Indemnification Agreement.

          2.  The transactions contemplated by the Participation
Agreement to occur on the First Closing Date with respect to the Bakersfield Facility occur on December 29, 1988.

          3.  The transactions contemplated by the Participation
Agreement to occur on the Second Closing Date with respect to the Stockton Facility occur on December 29, 1988.

          4.  The transactions contemplated by the Participation
Agreement to occur on the Third Closing Date with respect to the Madera Facility occur on July 1, 1989.

          5.  Transaction Expenses equal 2.33333% of total
Facility Cost.

          6.  Each Facility remains subject to the Lease
(including, without limitation, no Event of Loss occurring with respect to such Facility) from their respective Closing Dates until the end of the Basic Term.

          7. The Cost of Funds is 8.86% with respect to the funding contemplated to occur on the Second Closing Date.

          8. The Cost of Funds is 8.86% with respect to the funding contemplated to occur on the Third Closing Date.


          It is understood that Owner Participant has used different residual assumptions with respect to each Facility, and that any adjustment pursuant to Section 3.04 of the Lease caused by assumption 3, 4 or 6 being incorrect will take into account the residual value assumptions of the Facilities still subject to the Lease.